                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

                       Consent of Independent Accountants
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 1999 related to the financial statements, which appear in The Chase Manhattan Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
    PricewaterhouseCoopers LLP


New York, NY
February 10, 2000